UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

Liberty Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40883	86-3485220
(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd St.

Suite 3001

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-305-809-7217

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	LIBYU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	LIBY	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LIBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 4, 2023, Liberty Resources Acquisition Corp., a Delaware corporation (the “Company”), issued a press release announcing that the Company will extend from May 8, 2023 to June 8, 2023 (the “Extension”) the date by which the Company may consummate an initial business combination (the “business combination”) and that, in connection with the Extension, its sponsor, Liberty Fields LLC, deposited an aggregate of $150,000 into the Company’s trust account. The Extension is permitted under the Company’s governing documents and provides the Company with additional time to complete the business combination.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 4, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY RESOURCES ACQUISITION CORP.

Date: May 4, 2023	By:	/s/ Dato’ Khalid Bin Hj Ahmad
Dato’ Khalid Bin Hj Ahmad
Chief Financial Officer